Exhibit 99
                                                                     ----------

FOR IMMEDIATE RELEASE

FOR:                                         CONTACT:
     Packaging Dynamics Corporation               Mr. Patrick Chambliss
     3900 West 43rd Street                        Packaging Dynamics Corporation
     Chicago, IL  60632                           (773) 843-8113

             PACKAGING DYNAMICS CORPORATION REPORTS RESULTS FOR THE
                     THIRD QUARTER ENDED SEPTEMBER 30, 2005

Chicago, IL: Thursday, October 27, 2005 - Packaging Dynamics Corporation (NASDAQ-PKDY) (the "Company" or "Packaging Dynamics") reported results of operations for the third quarter ended September 30, 2005.

Consolidated Results:
---------------------

The Company reported net income for the third quarter of $1.9 million, or $0.17 per diluted share, a decline of 12.9% from net income of $2.2 million, or $0.22 per diluted share, in the third quarter of 2004.

For the nine months ended September 30, 2005, the Company reported net income of $5.7 million, or $0.52 per diluted share, a decline of 6.9% from net income of $6.1 million, or $0.61 per diluted share, in the prior year.

Continuing Operations:
----------------------

Net sales were $93.0 million, a 25.2% increase over net sales of $74.3 million in the third quarter of 2004. Reported income from continuing operations of $2.0 million, or $0.19 per diluted share, includes $0.9 million ($0.5 million after tax) of management transition costs related to organizational integration and restructuring. The Company's 2004 results include a $0.2 million fair value adjustment to inventory in connection with purchase accounting for the Papercon acquisition and the write-off of $0.2 million of costs incurred in connection with amending the terms of its term debt to provide for the Papercon acquisition (collectively $0.2 million after tax). Excluding management transition costs in the current year and the inventory fair value adjustment and term debt amendment costs in the prior year, income from continuing operations was $2.6 million, or $0.24 per diluted share, a 1.9% increase from $2.5 million, or $0.25 per diluted share, in the third quarter of 2004.

Operating income was $5.4 million ($6.3 million excluding the management transition costs), compared to $5.4 million ($5.6 million excluding the inventory fair value adjustment) in the third quarter of 2004. Excluding management transition costs and the inventory fair value adjustment, operating margin declined to 6.8% from 7.5% in the third quarter of 2004 reflecting the impact of sales declines in the Specialty Laminations segment.

For the nine months ended September 30, 2005, net sales were $268.9 million, a 26.5% increase over net sales of $212.6 million in the prior year. Reported income from continuing operations for the nine months ended September 30, 2005 of $6.2 million, or $0.57 per diluted share, includes the $1.1 million ($0.7 million after tax) charge in the second quarter related to a product quality claim in the Specialty Laminations segment as well as $1.2 million ($0.7 million after tax) of management transition costs related to organizational integration and restructuring. Reported income from continuing operations for the nine months ended September 30, 2004 of $6.9 million, or $0.69 per diluted share, includes the $0.2 million inventory fair value adjustment and the $0.2 million term debt amendment costs discussed above (collectively $0.2 million after tax). Excluding these charges, income from continuing operations for the nine months ended September 30, 2005 was $7.7 million, or $0.70 per diluted share compared to $7.2 million, or $0.71 per diluted share, in the prior year.

Food Packaging Segment

Net sales of $71.6 million during the third quarter of 2005 increased 43.5% from $49.9 million in the prior year primarily due to the contribution of Papercon which was acquired in September 2004 as well as increased sales in key market segments. Segment operating income was $4.4 million ($5.1 million excluding management transition costs), compared to $2.9 million ($3.2 million excluding the inventory fair value adjustment) in the prior year. The increase in segment operating income was primarily due to increased sales and operational improvement initiatives. Excluding the impact of the items discussed above, segment operating margin was 7.2%, compared to 6.3% in the prior year.

Specialty Laminations Segment

Net sales of $22.9 million during the third quarter of 2005 declined 9.6% from $25.3 million in the prior year due to continued volume weakness for products sold into the building products market. Segment operating income was $1.0 million ($1.2 million excluding management transition costs), compared to $2.4 million in the prior year. The decline in segment operating income reflects the impact of the decline in sales and increased raw material costs. Excluding management transition costs, segment operating margin declined to 5.1% from 9.6% in the prior year.

Discontinued Operations:
-----------------------

Discontinued operations includes the Company's Specialty Paper operation which was exited during the fourth quarter of 2003. Net loss from discontinued operations was $0.1 million, or $0.02 per diluted share, compared to a net loss of $0.1 million, or $0.01 per diluted share, in the prior year. The net losses are associated with the ongoing program to maintain and dispose of the Detroit property.

Balance Sheet:
-------------

Total debt at September 30, 2005 was $113.9 million, a $2.6 million decrease from $116.5 million at December 31, 2004. Working capital, excluding cash and current maturities of long-term debt, increased by $3.8 million compared to December 31, 2004. The increase was primarily due to increased inventory levels in the Specialty Laminations segment.

Summary and Outlook:
-------------------

"Although 2005 results have been below our original expectations, each of our business segments exhibited encouraging signs of improvement during the third quarter. In Food Packaging, sales remained strong and margins improved over the prior year. With the Food Packaging team now in place under the leadership of Gene Gentili who joined us at the beginning of the second quarter, we are focused on initiatives which can continue to accelerate sales and profit growth in the combined BagcraftPapercon business."

"Specialty Laminations results were negatively impacted by continued revenue weakness as well as rising energy, transportation and raw material costs. However, sales in the current quarter were the highest since the third quarter of 2004 reflecting increasing sales across a number of product categories. Specialty Laminations is currently focused on offsetting rising costs with price increases where possible, expanding product capabilities to support sales to new customers in new markets, and other margin-enhancing initiatives," commented Frank V. Tannura, Chairman and Chief Executive Officer.

Mr. Tannura added, "Assuming no significant changes in current sales volumes and raw material prices, we expect 2005 diluted earnings per share from continuing operations to be approximately $1.00, the low end of our previously announced guidance range of $1.00 to $1.10, excluding management transition costs and the second quarter Specialty Laminations charge. Although we are focused on achieving earnings growth in 2005, the current climate of rising energy, transportation and material costs have contributed an added level of uncertainty regarding fourth quarter results. Despite the challenges we have faced this year, particularly in the Specialty Laminations segment, we are focused on executing against growth and cost structure initiatives which will allow Packaging Dynamics to resume a pattern of meaningful earnings improvement in 2006."

Earnings Call:
-------------

The Company will hold a conference call on Friday, October 28, 2005 at 10:00 a.m. (ET) to discuss the news release. For access to the conference call, please dial 800-611-1148 (U.S.) by 9:45 a.m. (ET) on October 28th. The access code is "Packaging Dynamics Earnings Call." A replay of the call will be available from approximately 5:00 p.m. (ET) on October 28th through 12:59 a.m.
(ET) on November 11th. To access the replay, please dial 800-475-6701 (U.S.) or 320-365-3844 (International), access code 798970.

Packaging Dynamics, headquartered in Chicago, Illinois, is a flexible packaging company that laminates and converts paper, film and foil into various value-added flexible packaging products for the food service, food processing, bakery, supermarket, deli and concession markets as well as a limited number of industrial markets. For more information, visit our website at www.pkdy.com.

The statements contained in this press release are forward-looking and are identified by the use of forward looking words and phrases, such as "estimates," "plans," "expects," "to continue," "subject to," "target" and such other similar phrases. These forward-looking statements are based on the current expectations of the company. Because forward looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause plans, actions and results to differ materially from current expectations are: (i) changes in consumer demand and prices resulting in a negative impact on revenues and margins; (ii) raw material substitutions and increases in the costs of raw materials, utilities, labor and other supplies; (iii) increased competition in the company's product lines; (iv) changes in capital availability or costs; (v) workforce factors such as strikes or labor interruptions; (vi) the ability of the company and its subsidiaries to develop new products, identify and execute capital programs and efficiently integrate acquired businesses; (vii) the cost of compliance with applicable governmental regulations and changes in such regulations, including environmental regulations; (viii) the general political, economic and competitive conditions in markets and countries where the company and its subsidiaries operate, including currency fluctuations and other risks associated with operating in foreign countries; and (ix) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

Following are more detailed financial results for the three and nine months ended September 30, 2005.

                                       PACKAGING DYNAMICS CORPORATION
                              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                               (dollars in thousands, except per share data)
                                                (unaudited)

                                               For the Three Months                      For the Three Months
                                             Ended September 30, 2005                 Ended September 30, 2004
                                        ----------------------------------    --------------------------------------
                                         Reported    Adjustments  Adjusted     Reported     Adjustments   Adjusted
                                        ----------   -----------  --------    ----------   -----------   --------
Net sales                                 $  93,015               $ 93,015     $  74,314                  $ 74,314
     Cost of goods sold                      80,544                 80,544        63,856        (234) (2)   63,622
                                         ----------- ---------   ----------   -----------  -----------   ----------
Gross profit                                 12,471         -       12,471        10,458          234       10,692
     Operating expenses                       7,048     (891) (1)    6,157         5,098                     5,098
                                         ----------- ---------   ----------   -----------  -----------   ----------
Operating income                              5,423       891        6,314         5,360          234        5,594
     Interest expense                         2,095                  2,095         1,533        (150) (3)    1,383
                                         ----------- ---------   ----------   -----------  -----------   ----------
Income before income taxes                    3,328       891        4,219         3,827          384        4,211
     Income tax provision                     1,281       343        1,624         1,512          152        1,664
                                         ----------- ---------   ----------   -----------  -----------   ----------
Income from continuing operations             2,047       548        2,595         2,315          232        2,547
                                                     =========                             ==========
Loss from discontinued operations,
net of tax                                    (137)                  (137)         (122)                     (122)
                                         -----------             ----------   -----------                ----------
Net income                               $   1,910               $  2,458     $   2,193                  $  2,425
                                         ===========             ==========   ===========                ==========

Income (loss) per share:

Basic:
     Continuing operations               $    0.19               $   0.25     $    0.24                  $   0.26
     Discontinued operations                 (0.01)                 (0.02)        (0.02)                    (0.01)
                                         -----------             ----------   -----------                ----------
         Net Income                      $    0.18               $   0.23     $    0.22                  $   0.25
                                         ===========             ==========   ===========                ==========

Diluted:
     Continuing operations               $     0.19              $    0.24     $    0.23                  $   0.25
     Discontinued operations                  (0.02)                 (0.02)        (0.01)                    (0.01)
                                         -----------             ----------   -----------                ----------
         Net Income                      $    0.17               $    0.22     $    0.22                  $   0.24
                                         ===========             ==========   ===========                ==========

Cash dividend declared per share:        $    0.065              $   0.065     $   0.050                  $  0.050
                                         ===========             ==========   ===========                ==========

Weighted average shares outstanding:

Basic                                    10,553,995              10,553,995    9,826,431                 9,826,431
                                         ===========             ==========   ===========                ==========
     Diluted
                                         10,937,699              10,937,699   10,187,034                 10,187,034
                                         ===========             ==========   ===========                ==========
-------------------------------------------------------------------------------------------------------------------

Reconciliation of Operating income to EBITDA-
     Operating income                     $   5,423   $   891     $  6,314     $   5,360    $     234     $  5,594
     Depreciation and amortization            2,037                  2,037         1,528                     1,528
                                         ----------- ---------   ----------   -----------  -----------   ----------
     EBITDA                               $   7,460   $   891     $  8,351     $   6,888    $     234     $  7,122
                                         =========== =========   ==========   ===========  ===========   ==========

-------------------------------------------------------------------------------------------------------------------

Segment Net Sales:
    Food Packaging                        $  71,597   $     -     $ 71,597     $  49,889    $       -     $ 49,889
    Specialty Laminations                    22,874                 22,874        25,305                    25,305
    Elimination of Specialty
    Laminations Intercompany Sales           (1,456)                (1,456)         (880)                     (880)
                                         ----------- ---------   ----------   -----------  -----------   ----------
          Total                           $  93,015   $     -     $ 93,015     $  74,314    $       -     $ 74,314
                                         =========== =========   ==========   ===========  ===========   ==========

Segment Operating Income:
    Food Packaging                        $   4,437   $   699     $  5,136     $   2,929    $     234     $  3,163
    Specialty Laminations                       986       192        1,178         2,430            -        2,430
                                         ----------- ---------   ----------   -----------  -----------   ----------

Total                                         5,423       891        6,314         5,359          234        5,593
Gain on sale of assets                            -         -            -             1            -            1
                                         ----------- ---------   ----------   -----------  -----------   ----------
Operating Income                         $   5,423   $   891     $  6,314     $   5,360     $     234     $  5,594
                                         =========== =========   ==========   ===========  ===========   ==========

FOOTNOTES:

(1) The Company incurred management transition costs of $891 related to organizational integration and restructuring.
(2) The Company recorded $234 of inventory fair value adjustment in connection with purchase accounting for the Papercon acquisition.
(3) The Company expensed $150 of costs incurred in connection with amending the terms of its term debt to provide for the Papercon acquisition.

                                             PACKAGING DYNAMICS CORPORATION
                                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (dollars in thousands, except per share data)
                                                      (unaudited)


                                                 For the Nine Months                      For the Nine Months
                                               Ended September 30, 2005                 Ended September 30, 2004
                                          ----------------------------------     -------------------------------------
                                           Reported    Adjustments  Adjusted      Reported    Adjustments    Adjusted
                                          ----------   -----------  --------     ----------   -----------   ---------
Net sales                                 $  268,854   $ 1,100 (1) $ 269,954     $  212,590                    212,590
     Cost of goods sold                      232,706                 232,706        182,905       (234) (3)    182,671
                                          -----------  --------    ----------    -----------  ----------    -----------
Gross profit                                  36,148     1,100        37,248         29,685         234         29,919
     Operating expenses                       19,785   (1,211) (2)    18,574         14,313                     14,313
                                          -----------  --------    ----------    -----------  ----------    -----------
Operating income                              16,363     2,311        18,674         15,372         234         15,606
     Interest expense                          6,226                   6,226          3,891       (150) (4)      3,741
                                          -----------  --------    ----------    -----------  ----------    -----------
Income before income taxes                    10,137     2,311        12,448         11,481         384         11,865
     Income tax provision                      3,902       890         4,792          4,535         152          4,687
                                          -----------  --------    ----------    -----------  ----------    -----------
Income from continuing operations              6,235     1,421         7,656          6,946         232          7,178
                                                       ========                               ==========
Loss from discontinued operations,
net of tax                                      (534)                   (534)          (821)                      (821)
                                          -----------              ----------    -----------                -----------
Net income                                $    5,701                $  7,122     $    6,125                  $   6,357
                                          ===========              ==========    ===========                ===========

Income (loss) per share:

Basic:
Continuing operations                     $    0.59                $   0.73      $    0.71                   $   0.74
     Discontinued operations                  (0.05)                  (0.05)         (0.08)                     (0.09)
                                          -----------              ----------    -----------                -----------
          Net Income                      $    0.54                $   0.68      $    0.63                   $   0.65
                                          ===========              ==========    ===========                ===========


Diluted:
Continuing operations                     $    0.57                $   0.70      $    0.69                   $   0.71
     Discontinued operations                  (0.05)                  (0.05)         (0.08)                     (0.08)
                                          -----------              ----------    -----------                -----------
          Net Income                      $     0.52               $    0.65     $     0.61                  $    0.63
                                          ===========              ==========    ===========                ===========

Cash dividend declared per share:         $    0.195               $   0.195     $    0.150                  $   0.150
                                          ===========              ==========    ===========                ===========

Weighted average shares outstanding:

     Basic                                10,542,052               10,542,052     9,730,166                  9,730,166
                                          ===========              ==========    ===========                ===========
     Diluted                              10,932,470               10,932,470    10,060,247                 10,060,247
                                          ===========              ==========    ===========                ===========

-----------------------------------------------------------------------------------------------------------------------

Reconciliation of Operating income to EBITDA
     Operating income                     $   16,363   $ 2,311     $  18,674     $   15,372   $     234         15,606
     Depreciation and amortization             6,069                   6,069          4,347                      4,347
                                          -----------  --------    ----------    -----------  ----------    -----------
     EBITDA                               $   22,432   $ 2,311     $  24,743     $   19,719   $     234         19,953
                                          ===========  ========    ==========    ===========  ==========    ===========

-----------------------------------------------------------------------------------------------------------------------

Segment Net Sales:
    Food Packaging                        $  209,605   $     -     $ 209,605     $  140,396   $       -        140,396
    Specialty                                 62,969     1,100        64,069         74,492                     74,492
    Elimination of Specialty Laminations
    Intercompany Sales                        (3,720)                 (3,720)        (2,298)                    (2,298)
                                          -----------  --------    ----------    -----------  ----------    -----------
          Total                           $  268,854   $ 1,100     $ 269,954     $  212,590   $       -        212,590
                                          ===========  ========    ==========    ===========  ==========    ===========

Segment Operating Income:
    Food Packaging                        $   13,608   $ 1,019     $  14,627     $    8,366   $     234          8,600
    Specialty Laminations                      2,755     1,292         4,047          7,005           -          7,005
                                          -----------  --------    ----------    -----------  ----------    -----------
          Total                               16,363     2,311        18,674         15,371         234         15,605
Gain on sale of assets                             -         -             -              1           -              1
                                          -----------  --------    ----------    -----------  ----------    -----------
Operating Income                          $   16,363   $ 2,311     $  18,674     $   15,372   $     234         15,606
                                          ===========  ========    ==========    ===========  ==========    ===========

FOOTNOTES:

(1) The Company incurred a $1,100 charge related to a product quality claim in the Specialty Laminations segment.
(2) The Company incurred management transition costs of $1,211 related to organizational integration and restructuring.
(3) The Company recorded $234 of inventory fair value adjustment in connection with purchase accounting for the Papercon acquisition.
(4) The Company expensed $150 of costs incurred in connection with amending the terms of its term debt to provide for the Papercon acquisition


                                             PACKAGING DYNAMICS CORPORATION
                                         CONDENSED CONSOLIDATED BALANCE SHEETS
                                                 (dollars in thousands)

                                                                                  September 30,           December 31,
                                                                                       2005                   2004
                                                                                 -----------------      -----------------
                                                                                   (unaudited)
   ASSETS
Current Assets:
         Cash and cash equivalents                                                     $        7             $    1,175
         Accounts receivable trade (net of allowance for doubtful accounts
              of $672 and $825)                                                            31,320                 31,174
         Inventories, net                                                                  39,419                 36,506
         Prepaid expenses and other assets                                                  5,236                  5,962
                                                                                 -----------------      -----------------
              Total current assets                                                         75,982                 74,817
                                                                                 -----------------      -----------------

Property, Plant and Equipment
         Property, plant and equipment                                                     84,777                 80,978
         Less-Accumulated depreciation                                                    (34,649)               (29,284)
                                                                                 -----------------      -----------------
              Total property, plant and equipment                                          50,128                 51,694
                                                                                 -----------------      -----------------

Other Assets:
         Goodwill                                                                          81,263                 81,263
         Intangibles and other assets, net                                                 19,946                 20,893
                                                                                 -----------------      -----------------
              Total other assets                                                          101,209                102,156
                                                                                 -----------------      -----------------
Total Assets                                                                           $  227,319             $  228,667
                                                                                 =================      =================

            LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
         Current maturities of long-term debt                                          $   13,843             $    6,093
         Accounts payable and other                                                        25,255                 27,132
         Accrued salary and wages                                                           2,655                  3,420
         Other accrued liabilities                                                          9,411                  8,207
                                                                                 -----------------      -----------------
              Total current liabilities                                                    51,164                 44,852

Long-term Debt                                                                            100,054                110,386
Other Liabilities                                                                           4,990                  7,592
Deferred Income Taxes                                                                      16,747                 15,975
                                                                                 -----------------      -----------------
Total Liabilities                                                                         172,955                178,805
                                                                                 -----------------      -----------------

Commitments and Contingencies
                                                                                 -----------------      -----------------

Stockholders' Equity:
         Common stock, $.01 par value - 40,000,000 shares authorized;
               10,567,664 and 10,514,837 shares issued and outstanding at
               September 30, 2005 and December 31, 2004, respectively                         106                    105
         Preferred stock, $.01 par value - 5,000,000 shares authorized; no
               shares issued and outstanding                                                   -                      -
         Paid in capital in excess of par value                                            58,096                 57,570
         Accumulated other comprehensive income                                               815                    486
         Accumulated deficit                                                               (4,653)                (8,299)
                                                                                 -----------------      -----------------
              Total stockholders' equity                                                   54,364                 49,862
                                                                                 -----------------      -----------------
Total Liabilities and Stockholders' Equity                                             $  227,319             $  228,667
                                                                                 =================      =================


                                                PACKAGING DYNAMICS CORPORATION
                                       CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                    (dollars in thousands)
                                                         (unaudited)


                                                                                                 For the Nine Months Ended
                                                                                         ----------------------------------------
                                                                                           September 30,         September 30,
                                                                                               2005                   2004
                                                                                         -----------------     ------------------

Cash flows from operating activities:
    Net income                                                                              $       5,701            $     6,125
    Adjustments to reconcile net income to net cash from operating activities:
         Depreciation and amortization                                                              6,069                  4,347
         Amortization and write-off of deferred finance costs                                         482                    265
         (Gain)/Loss on disposal of assets                                                              -                   (538)
         Provision for doubtful accounts                                                             (153)                   200
         Deferred income taxes                                                                        949                  3,802
         Changes in operating assets and liabilities:
         Accounts receivable                                                                            8                 (2,395)
         Inventories                                                                               (2,913)                (1,448)
         Other assets                                                                                 816                   (185)
         Accounts payable and accrued liabilities                                                  (4,729)                 1,731
                                                                                         -----------------     ------------------
                   Net cash from continuing operating activities                                    6,230                 11,904
                   Net cash used by discontinued operating                                           (208)                (1,668)
                                                                                         -----------------     ------------------
                   Net cash from operating                                                          6,022                 10,236
                                                                                         -----------------     ------------------

Cash flows used by investing activities:
         Additions to property, plant and equipment                                                (3,797)                (4,675)
         Acquisitions, net of cash acquired                                                             -                (23,007)
         Restricted cash in connection with acquisitions of subsidiary                                  -                (21,554)
                                                                                         -----------------     ------------------
                   Net cash used by continuing investing activities                                (3,797)                (49,236)
                   Net cash from discontinued investing activities                                      -                    537
                                                                                         -----------------     ------------------
                   Net cash used by investing activities                                           (3,797)                (48,699)
                                                                                         -----------------     ------------------

Cash flows from (used by) financing activities:
         Principal payments for loan obligations                                                   (4,382)                (4,411)
         Proceeds from loan obligations                                                                 -                 45,000
         Proceeds under revolving line of credit                                                   60,000                 69,500
         Repayments under revolving line of credit                                                (58,200)               (48,300)
         Payment of dividends to stockholders                                                      (2,055)                (1,452)
         Payment of financing costs                                                                  (157)                  (662)
         Other, net                                                                                 1,401                     80
                                                                                         ----------------      -----------------
                   Net cash from (used by) financing activities                                    (3,393)                 59,755
                                                                                         ----------------      -----------------

Net increase (decrease) in cash and cash equivalents                                               (1,168)                 21,292
Cash and cash equivalents at beginning of period                                                    1,175                    453
                                                                                         -----------------     ------------------
Cash and cash equivalents at end of period                                                  $           7            $    21,745
                                                                                         =================     ==================

Non-cash investing and financing activities:
         Common stock issued in connection with the acquisition of subsidiary                                        $    11,575
         Debt issued in connection with the acquisition of subsidiary                                                      7,000
         Non-compete agreement issued in connection with the acquisition of subsidiary                                     3,698
